PALM BEACH COUNTY
FLORIDA

PROMISSORY NOTE

March 8, 2019
$155,000

FOR VALUE RECEIVED, **Rescuetees.com,** a Michigan Limited Liability Company ("**Maker**"), promises to pay to the order of **Bright Mountain, LLC**, a Florida Limited Liability Company ("**Beneficiary**"), the principal sum of **$155,000.00** (this amount is called "**Principal**") together with interest in accordance with the terms and conditions contained herein.

PAYMENT OF PRINCIPAL. Payments shall be made in 12 monthly installments of $12,916.67 together with interest on the unpaid balance. All payments due under this Note are payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private at the time of payment. Payments shall be due on the fifteenth of the month, with the first of said payments beginning April 15, 2019.

INTEREST. The interest rate will be 8%.

PREPAYMENT. The Maker shall have the right at any time and from time to time to prepay this Note in whole or in part without premium or penalty.

SECURITY INTEREST. This note shall be secured by the assets listed on Exhibit "A, B, C", which are attached hereto and incorporated by reference and the personal guaranty of the Maker.

REMEDIES. No delay or omission on part of the holder of this Note in exercising any right hereunder shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or wavier of the same or any other right on any future occasion. The rights and remedies of the Payee shall be cumulative and may be pursued singly, successively or together, in the sole discretion of the Payee.

WAIVERS BY MAKER. All parties to this Note, including Maker and any sureties, endorsers and guarantors hereby waive protest, presentment, notice of dishonor and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

EXPENSES. In the event any payment under this Note is not paid when due, the Maker agrees to pay, in addition to the principal and interest hereunder, reasonable attorneys' fees not exceeding a sum equal to fifteen percent (15%) of the then outstanding balance owing on the Note, plus all other reasonable expenses incurred by Payee in exercising any of its rights and remedies upon default.

GOVERNING LAW. This Note shall be governed by, and construed and interpreted in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely therein, without giving effect to the rules and conflicts of law. Any suit, action or proceeding arising out of or relating to this Note shall be brought in State Circuit Court or Federal District Court located in Palm Beach County, Florida.

SUCCESSORS. All of the foregoing is the promise of Maker and shall bind Maker and Maker's successors, heirs and assigns; provided, however, that Maker may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the holder of this Note.

SEVERABILITY. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note or a portion thereto shall be prohibited by or invalidated under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

IN WITNESS WHEREOF, the Maker has caused this instrument to be signed and sealed the day and year first above written.

MAKER:

RESCUETEES.COM, LLC

BY: ______________________________
Theresa Meyer, Member